Zumiez Inc. Announces Fiscal 2012 Third Quarter Results

LYNNWOOD, WA -- (Marketwire - November 29, 2012) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the third quarter ended October 27, 2012.

Total net sales for the third quarter ended October 27, 2012 (13 weeks) increased 16.9% to $180.0 million from $154.0 million in the quarter ended October 29, 2011 (13 weeks). Comparable store sales for the third quarter of fiscal 2012 increased 3.7% on top of a comparable store sales increase of 6.0% in the third quarter of fiscal 2011. Net income in the third quarter of fiscal 2012 was $12.7 million, or $0.40 per diluted share, compared to net income of $14.1 million, or $0.45 per diluted share, in the third quarter of the prior fiscal year. The results for fiscal 2012 include $4.0 million, or approximately $0.10 per diluted share, of Blue Tomato acquisition related costs and operations, and $0.5 million, or approximately $0.01 per diluted share, of exit costs associated with the relocation of our corporate offices to Lynnwood, Washington.

Total net sales for the nine months (39 weeks) ended October 27, 2012 increased 19.6% to $445.0 million from $372.0 million reported for the nine months (39 weeks) ended October 29, 2011. Comparable store sales increased 8.0% in the first nine months of fiscal 2012 on top of 8.3% for the first nine months of 2011.

The Company reported net income of $19.3 million or $0.61 per diluted share in the first nine months of fiscal 2012 compared to net income for the first nine months of the prior fiscal year of $18.6 million or $0.60 per diluted share. Results for the first nine months of fiscal 2012 include approximately $6.8 million, or $0.18 per diluted share, of Blue Tomato acquisition related costs and operations, and approximately $2.1 million, or $0.04 per diluted share, of costs associated with the relocation the Company's ecommerce fulfillment center to Edwardsville, Kansas and corporate offices to Lynnwood, Washington from Everett, Washington.

At October 27, 2012, the Company had cash and current marketable securities of $98.3 million, compared to cash and current marketable securities of $137.1 million at October 29, 2011. The decrease in cash and current marketable securities is a result of the acquisition of Blue Tomato, which was funded by the Company's cash balance, offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our third quarter operating results reflect softer than expected sales trends in Europe and modest comparable store sales for the post back to school period. Comp trends remained challenging in November, particularly early in the month in part due to Hurricane Sandy, however we are encouraged by the more recent sales results, with positive comps over the Black Friday weekend. We believe the combination of our merchandise assortments and enhanced omni-channel capabilities, along with best in class customer service, have us well positioned to execute through the holiday season. Looking further ahead, we are confident that the key components of our long-term growth strategy will allow us to profitably expand our share of the global action sports lifestyle market and deliver increased value to our shareholders."

November 2012 Sales
Total net sales for the four-week period ended November 24, 2012 increased 14.3% to $53.6 million, compared to $46.9 million for the four-week period ended November 26, 2011. The Company's comparable store sales decreased 4.2% for the four-week period on top of a comparable store sales increase of 8.4% in the year ago period.

Fiscal 2012 Fourth Quarter Outlook
The Company is introducing guidance for the three months ending February 2, 2013. Net sales are projected to be in the range of $218 to $221 million resulting in net income per diluted share of approximately $0.59 to $0.62. This guidance is based on an anticipated comparable store sales decrease in the range of 3% to 4% for the fourth quarter of fiscal 2012 and includes approximately $3.0 million, or $0.08 per diluted share, of costs associated with the acquisition of Blue Tomato. The Company has opened 56 new stores in fiscal 2012, including 10 in Canada and 3 in Germany.

A conference call will be held today to discuss third quarter fiscal 2012 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-801-9715 followed by the conference identification code of 15611934.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of November 24, 2012 we operated 502 stores, 474 in the United States, 20 in Canada, and 8 in Europe. In the United States and Canada we operate under the name Zumiez and in Europe we operate under the name Blue Tomato. Additionally, we operate ecommerce web sites under www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended July 28, 2012 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                            Three Months Ended
                               -------------------------------------------

                               October 27,    % of    October 29,    % of
                                   2012      Sales        2011      Sales
                               -----------  -------   -----------  -------
Net sales                      $   180,023    100.0%  $   153,951    100.0%
Cost of goods sold                 112,948     62.7%       94,030     61.1%
                               -----------  -------   -----------  -------
Gross profit                        67,075     37.3%       59,921     38.9%

Selling, general and
 administrative expenses            45,674     25.4%       37,104     24.1%
                               -----------  -------   -----------  -------
Operating profit                    21,401     11.9%       22,817     14.8%

Interest income, net                   235      0.1%          440      0.3%
Other expense, net                    (185)    (0.1%)        (129)    (0.1%)
                               -----------  -------   -----------  -------
Earnings before income taxes        21,451     11.9%       23,128     15.0%

Provision for income taxes           8,784      4.9%        8,991      5.8%
                               -----------  -------   -----------  -------

Net income                     $    12,667      7.0%  $    14,137      9.2%
                               ===========  =======   ===========  =======

Basic earnings per share       $      0.41            $      0.46
                               ===========            ===========

Diluted earnings per share     $      0.40            $      0.45
                               ===========            ===========

Weighted average shares used
 in computation of earnings
 per share:
  Basic                             30,957                 30,599

  Diluted                           31,416                 31,122

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                            Nine Months Ended
                               -------------------------------------------

                                October 27,   % of    October 29,    % of
                                   2012       Sales       2011      Sales
                               ------------ --------  -----------  -------
Net sales                      $    444,988    100.0% $   372,015    100.0%
Cost of goods sold                  289,387     65.0%     241,842     65.0%
                               ------------ --------  -----------  -------
Gross profit                        155,601     35.0%     130,173     35.0%

Selling, general and
 administrative expenses            123,160     27.7%     101,254     27.2%
                               ------------ --------  -----------  -------
Operating profit                     32,441      7.3%      28,919      7.8%

Interest income, net                  1,152      0.2%       1,387      0.4%
Other income (expense), net             443      0.1%         (71)    (0.1%)
                               ------------ --------  -----------  -------
Earnings before income taxes         34,036      7.6%      30,235      8.1%

Provision for income taxes           14,756      3.3%      11,621      3.1%
                               ------------ --------  -----------  -------

Net income                     $     19,280      4.3% $    18,614      5.0%
                               ============ ========  ===========  =======

Basic earnings per share       $       0.62           $      0.61
                               ============           ===========

Diluted earnings per share     $       0.61           $      0.60
                               ============           ===========

Weighted average shares used
 in computation of earnings
 per share:
  Basic                              30,884                30,487

  Diluted                            31,425                31,093

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                       October 27,  January 28,  October 29,
                                          2012         2012         2011
                                      ------------ ------------ ------------
                Assets                 (Unaudited)               (Unaudited)
Current assets
Cash and cash equivalents             $     10,580 $     14,779 $     13,881
Marketable securities                       87,751      158,019      123,177
Receivables                                 11,864        6,284        8,717
Inventories                                109,786       65,037       93,839
Prepaid expenses and other                   9,560        7,907        8,235
Deferred tax assets                          4,881        1,477        2,599
                                      ------------ ------------ ------------
    Total current assets                   234,422      253,503      250,448

Fixed assets, net                          116,547       89,478       87,597
Goodwill                                    61,926       13,154       13,154
Intangible assets, net                      19,828            -            -
Long-term other assets                       5,413        6,022        6,606
                                      ------------ ------------ ------------
    Total long-term assets                 203,714      108,654      107,357

    Total assets                      $    438,136 $    362,157 $    357,805
                                      ============ ============ ============

 Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                $     47,331 $     21,743 $     40,296
Accrued payroll and payroll taxes            9,996        9,062        8,489
Income taxes payable                         7,354        5,835        6,224
Deferred rent and tenant allowances          4,797        4,230        4,225
Other liabilities                           18,929       14,706       12,410
                                      ------------ ------------ ------------
    Total current liabilities               88,407       55,576       71,644

Long-term deferred rent and tenant
 allowances                                 37,190       32,321       32,506
Long-term deferred tax liabilities           5,407            -            -
Long-term debt and other liabilities         6,773        1,983        1,942
                                      ------------ ------------ ------------
    Total long-term liabilities             49,370       34,304       34,448

                                      ------------ ------------ ------------
    Total liabilities                      137,777       89,880      106,092
                                      ------------ ------------ ------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                     -            -            -
Common stock, no par value, 50,000
 shares authorized; 31,352 shares
 issued and outstanding at October
 27, 2012, 31,170 shares issued and
 outstanding at January 28, 2012 and
 31,129 shares issued and outstanding
 at October 29, 2011                       106,509       99,412       97,647
Accumulated other comprehensive
 income                                      1,840          135           73
Retained earnings                          192,010      172,730      153,993
                                      ------------ ------------ ------------
    Total shareholders' equity             300,359      272,277      251,713
                                      ------------ ------------ ------------

    Total liabilities and
     shareholders' equity             $    438,136 $    362,157 $    357,805
                                      ============ ============ ============

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                       Nine Months Ended
                                                   ------------------------
                                                   October 27,  October 29,
                                                       2012         2011
                                                   -----------  -----------
Cash flows from operating activities:
Net income                                         $    19,280  $    18,614
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion                16,661       14,587
Deferred taxes                                          (2,767)       2,052
Stock-based compensation expense                         4,347        4,007
Excess tax benefit from stock-based compensation        (2,215)      (1,677)
Lease termination costs                                  1,404            -
Other                                                      217           70
  Changes in operating assets and liabilities:
    Receivables                                         (5,007)      (3,046)
    Inventories                                        (36,504)     (37,587)
    Prepaid expenses and other                          (1,506)        (939)
    Trade accounts payable                              25,578       23,032
    Accrued payroll and payroll taxes                      183          912
    Income taxes payable                                 2,425        3,115
    Deferred rent and tenant allowances                  5,622        5,468
    Other liabilities                                      468       (3,430)
                                                   -----------  -----------
Net cash provided by operating activities               28,186       25,178
                                                   -----------  -----------

Cash flows from investing activities:
Additions to fixed assets                              (34,028)     (18,376)
Acquisitions, net of cash acquired                     (69,685)           -
Purchases of marketable securities and other
 investments                                           (95,268)    (119,352)
Sales and maturities of marketable securities and
 other investments                                     164,231      112,106
                                                   -----------  -----------
Net cash used in investing activities                  (34,750)     (25,622)
                                                   -----------  -----------

Cash flows from financing activities:
Payments on long-term debt                                (183)           -
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments             534        1,269
Excess tax benefit from stock-based compensation         2,215        1,677
                                                   -----------  -----------
Net cash provided by financing activities                2,566        2,946
                                                   -----------  -----------

Effect of exchange rate changes on cash and cash
 equivalents                                              (201)          22

Net (decrease) increase in cash and cash
 equivalents                                            (4,199)       2,524
  Cash and cash equivalents, beginning of period        14,779       11,357
                                                   -----------  -----------
  Cash and cash equivalents, end of period         $    10,580  $    13,881
                                                   ===========  ===========

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes          15,077        6,438
  Accrual for purchases of fixed assets                  5,154        3,527

See accompanying notes to condensed consolidated financial statements

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200